UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2015, and effective as of such date, the Board of Directors of Enanta Pharmaceuticals, Inc. amended and restated the company’s bylaws primarily (i) to include an exclusive forum bylaw to make the courts in Delaware the exclusive forum for specified legal claims, including disputes with Enanta stockholders and beneficial owners of Enanta common stock and (ii) to require additional information to be disclosed by stockholders proposing director nominees or any other proposal to be brought before a meeting of Enanta stockholders.

The foregoing description of the amendments to the bylaws resulting from the amendment and restatement is qualified in its entirety by the marked copy of the bylaws showing the amendments, which copy is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The full text of Enanta’s Amended and Restated Bylaws after giving effect to these amendments is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Enanta Pharmaceuticals, Inc. (as amended and restated in August 2015), marked to show changes effective as of August 14, 2015.

3.2	Amended and Restated Bylaws of Enanta Pharmaceuticals, Inc. (as amended and restated in August 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2015	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Paul J. Mellett
Paul J. Mellett
Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Enanta Pharmaceuticals, Inc. (as amended and restated in August 2015), marked to show changes effective as of August 14, 2015.

3.2	Amended and Restated Bylaws of Enanta Pharmaceuticals, Inc. (as amended and restated in August 2015).